UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026 (January 27, 2026)

ZEO ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40927	98-1601409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Little Rd, Suite 200A New Port Richey, FL	34654
(Address of principal executive offices)	(Zip Code)

(727) 375-9375

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZEO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50, subject to adjustment	ZEOWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 27, 2026  Zeo Energy Corp, a Delaware corporation (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with White Lion Capital, LLC (“White Lion). Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time as determined by the Company, up to $30.0 million in aggregate gross purchase price of newly issued Class A Common Stock of the Company (the “Common Stock”).

Subject to the satisfaction of certain customary conditions including, without limitation, the effectiveness of a resale registration statement registering the resale of the shares of Common Stock issuable pursuant to the Purchase Agreement (the “Registration Statement”), the Company’s right to sell shares to White Lion commenced on the date of the execution of Purchase Agreement and extends until the earlier of (i) White Lion having purchased shares of Class A Common Stock equal to $30.0 million and (ii) January 27, 2029 (the “Commitment Period”), unless the Purchase Agreement is earlier terminated as described below.

During the Commitment Period, subject to the terms and conditions of the Purchase Agreement, the Company may notify White Lion when the Company exercises its right to sell shares of Common Stock to White Lion. The Company may deliver a Rapid Purchase Notice (as such term is defined in the Purchase Agreement), where the Company can require White Lion to purchase up to a number of shares of Common Stock equal to the 20% of Average Daily Trading Volume (as such term is defined in the Purchase Agreement). The Company may also deliver a Accelerated Purchase Notice (as such term is defined in the Purchase Agreement), where the Company may require White Lion to purchase up to a number of shares of Class A Common Stock equal to 20% of the Average Daily Trading Volume. White Lion may waive such limits under any notice at its discretion and purchase additional shares.

The price to be paid by White Lion for any shares that the Company requires White Lion to purchase will depend on the type of purchase notice that the Company delivers. For shares being issued pursuant to Accelerated Purchase Notice, the purchase price per share will be equal to the lowest traded price of Common Stock during one (1) hour period following the White Lion’s written consent of the acceptance of the Company’s purchase notice. For shares being issued pursuant to a Rapid Purchase Notice, the purchase price per share will be equal to the average of the three (3) lowest traded prices on the date that the purchase notice is delivered.

No purchase notice shall result in White Lion beneficially owning (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder) more than 4.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a purchase notice. In addition, the Company may not sell more than 11,454,607 shares of Common Stock pursuant to the Purchase Agreement at less than $1.02 per share without first obtaining stockholder approval in accordance with the rules of the Nasdaq Stock Market.

In consideration for the commitments of White Lion as described above, the Company has agreed to issue to White Lion shares of Common Stock with an aggregate value of $100,000 (the “Commitment Shares”), with the number of Commitment Shares to be determined with reference to the closing price of the Common Stock on the date the first purchase notice is given by the Company. The Commitment Shares are deemed fully earned and non-refundable as of the execution date of the Purchase Agreement; however, if the agreement is terminated by the Company as a result of a material breach by White Lion, the Company may pursue all remedies available at law or in equity, including reimbursement or recovery of such Commitment Shares.

The Company has the right to terminate the Purchase Agreement at any time and for any reason, in its sole discretion, subject to the Company having delivered the applicable Commitment Shares. The Purchase Agreement also automatically terminates upon the earlier of (i) the end of the Commitment Period and (ii) the date that the Company commences a voluntary bankruptcy proceeding, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Concurrently with the Purchase Agreement, the Company entered into a related Registration Rights Agreement (the “RRA”) with White Lion, pursuant to which the Company agreed to file, within 15 days following the execution of the Purchase Agreement, the Registration Statement with the SEC covering the resale by White Lion of the 11,454,607 shares of Common Stock which may be sold pursuant to the Purchase Agreement. The RRA also contains usual and customary damages provisions for failure to file and failure to have the Registration Statement declared effective by the SEC within the time periods specified therein.

The Purchase Agreement and the RRA contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Purchase Agreement and the RRA are qualified in their entirety by reference to the full text of the Purchase Agreement and the RRA, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The offer and sale of the Common Stock pursuant to the Purchase Agreement have not been registered under the Securities Act or any state securities laws. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Common Stock Purchase Agreement, dated as of January 27, 2026, by and between the Company and White Lion Capital, LLC
10.2	Registration Rights Agreement, dated as of January 27, 2026, by and between the Company and White Lion Capital, LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEO ENERGY CORP.

Dated: January 27, 2026	By:	/s/ Timothy Bridgewater
Timothy Bridgewater
Chief Executive Officer

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